UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Huntington Bancshares Incorporated

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Notice from Huntington Bancshares Incorporated

Additional Information about the 2020 Annual Meeting of Shareholders to be held on April 22, 2020

Dear Fellow Shareholders:

At Huntington, we are guided by our purpose of looking out for people – and as always, our first priority is the safety and security of our customers, colleagues, and communities. We are following guidelines from public health authorities, including the Centers for Disease Control and the State of Ohio Department of Health, related to the global COVID-19 pandemic. Accordingly, this year’s Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted solely online via live webcast.

The Annual Meeting will be held at 2:00 p.m. E.D.T. on Wednesday, April 22, 2020, as scheduled. However, there is no physical location for the Annual Meeting, and Huntington's officers and directors will participate via webcast.

Shareholders as of the close of business on February 18, 2020, will be able to attend and participate in the Annual Meeting online, vote their shares electronically, and submit questions during the meeting by visiting: http://www.meetingcenter.io/285037701 at the meeting date and time. The password for the meeting is HBAN2020.

If you plan to attend the Annual Meeting virtually on the internet, you will need to review the information on the Investor Relations page of our website at www.huntington.com. You will need your Control Number included on the proxy card, notice or email you received to join the meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance following the instructions on our website.

Whether or not you plan to attend the meeting virtually on the internet, we encourage you to submit your proxy card as soon as possible via the internet, mail, or telephone. If your shares are held through an intermediary, such as a bank or broker, it is important that you provide instructions to the bank or broker so that your vote is counted. Shareholders who have previously submitted a proxy do not need to submit a new proxy or vote at the virtual annual meeting although shareholders may change or revoke their vote by attending and voting at the virtual meeting or by one of the other methods described in the proxy statement.

Thank you for your support and understanding during these challenging times.

Sincerely,

Stephen D. Steinour	David L. Porteous
Chairman, President and CEO	Lead Diector